UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GlobalOptions Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GlobalOptions Group, Inc.
415 Madison Avenue
17th Floor
New York, New York 10017

November 16, 2012

Dear Stockholders:

It is our pleasure to invite you to the 2012 Annual Meeting of Stockholders of GlobalOptions Group, Inc. We will hold the meeting on Thursday, December 13, 2012, at 1:00 p.m., local time, at the offices of GlobalOptions Group, Inc. at 415 Madison Avenue, 17th Floor, New York, New York 10017.

We describe in detail the actions we expect to take at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

All holders of our common stock with shares registered directly in their name (i.e., stockholders of record) will be able to vote by mail. Stockholders whose shares are held in a stock brokerage account or by a bank or other nominee (i.e., holders in street name) will receive voting information from their bank, broker or other nominee.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please vote your shares by completing, signing and dating the proxy card or voting instruction card provided and returning it in the prepaid envelope provided, or by voting on the Internet (if Internet voting is available to you).

Thank you for your ongoing support of and continued interest in GlobalOptions Group.

Sincerely,

Harvey W. Schiller, Ph.D.	Jeffrey O. Nyweide
Chairman of the Board and Chief Executive Officer	Chief Financial Officer, Executive Vice President Corporate Development, Treasurer and Secretary

GlobalOptions Group, Inc.
415 Madison Avenue
17th Floor
New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON December 13, 2012

To our Stockholders:

Notice is hereby given that the 2012 annual meeting of the stockholders of GlobalOptions Group, Inc. will be held on Thursday, December 13, 2012, at 1:00 p.m., local time, at the offices of GlobalOptions Group, Inc. at 415 Madison Avenue, 17th Floor, New York, New York 10017. At the annual meeting or any postponement, adjournment or delay thereof (the “Annual Meeting”), you will be asked to consider and vote upon the following proposals:

1.	to elect six directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 14, 2012 are entitled to notice of, and to vote at, the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” the election of each of ITS nominees to the Board AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected. The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative “FOR” votes of a majority of the votes cast on the matter.

Your vote is extremely important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed voting instruction card (if those options are available to you).

The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

Jeffrey O. Nyweide
Chief Financial Officer, Executive Vice President Corporate Development, Treasurer and Secretary

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about November 16, 2012.

Important Notice Regarding the Availability of Proxy Materials for the
GlobalOptions Group 2012 Annual Meeting of Stockholders to be Held on December 13, 2012

The Proxy Statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available on the Internet at www.cstproxy.com/globaloptionsgroup/2012.

GLOBALOPTIONS GROUP, INC.

TABLE OF CONTENTS

Questions and Answers about the Proxy Materials and the Annual Meeting	1

Proposals To Be Voted On	8

Proposal No. 1: Election of Directors	8

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	12

Security Ownership of Certain Beneficial Owners and Management	14

Corporate Governance	16

Director Independence	16

Board and Committee Meetings	16

Board Committees	16

Director Nominations	17

Board Leadership Structure	18

Board Role in Risk Oversight	18

Code of Business Conduct and Ethics	19

Stockholder Communications with the Board	19

Audit Committee Report	21

Executive Compensation	22

Employment Agreements and Arrangements; Potential Payments Upon Termination or Change in Control	24

Benefit Plans	27

Outstanding Equity Awards at Fiscal Year-End	28

Director Compensation	29

Stockholder Proposals	30

Proxy Solicitation	31

Annual Report	31

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of GlobalOptions Group, Inc. (the “Board”) in connection with the solicitation of proxies for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of GlobalOptions Group, Inc. at 415 Madison Avenue, 17th Floor, New York, New York 10017, on Thursday, December 13, 2012, at 1:00 p.m., local time, and any adjournments thereof. This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning November 16, 2012.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “GlobalOptions Group,” “we,” “our,” “us” and “the Company” to refer to GlobalOptions Group, Inc. and its subsidiaries.

Questions and Answers about
the Proxy Materials and the Annual Meeting

Q:	Why did I receive this Proxy Statement?

A:	The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on November 14, 2012, the record date, and are entitled to vote at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and its committees, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may write to us at the following address to request an additional copy of these materials:

GlobalOptions Group, Inc.
415 Madison Avenue
17th Floor
New York, New York 10017
Attention: Corporate Secretary

1

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, this Proxy Statement, the Company’s 2011 Annual Report on Form 10-K (the “2011 Annual Report”), and a proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. If own shares held in street name, this Proxy Statement and the 2011 Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	What am I voting on at the Annual Meeting?

A:	You are voting on the following proposals:

•	to elect six directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments thereof.

The Board recommends a vote “FOR” the election of each of its nominees to the Board and “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•	By telephone or the Internet. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative.

•	In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

2

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of its nominees to the Board; and “FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Q:	Can my broker vote my shares for me on the election of directors?

A:	No. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please provide voting instructions on the election of directors so your vote can be counted.

Q:	Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held in street name with a broker, your broker will not be authorized to vote on most items being put to a vote, including the election of directors. If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purpose of determining the presence of a quorum, but otherwise do not affect the outcome of any matter being voted on at a stockholder meeting.

Q:	What are the voting requirements with respect to each of the proposals?

A:	In the election of directors, each director receiving an affirmative (“FOR”) plurality of the votes cast will be elected. You may withhold votes from any or all nominees.

The proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative (“FOR”) votes of a majority of the votes cast on the matter. Thus, abstentions will not affect the outcome of the vote on the proposal.

If you own shares held in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal. Thus, the “broker non-vote” will have no effect on any matter being voted on at the Annual Meeting, assuming that a quorum is present.

3

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock that you hold. As of November 14, 2012, the record date, there were 6,197,760 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	What happens if a nominee for director does not stand for election?

A:	If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for a substitute nominee in place of the nominee who does not stand. We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. Schiller and Mr. Nyweide, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote, totaling 3,098,880 shares, is represented at the Annual Meeting, either in person or by proxy.

Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder of GlobalOptions Group as of the close of business on November 14, 2012, the record date, or if you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the Annual Meeting. If you are not a stockholder of record, but hold shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to November 14, 2012, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on December 13, 2012, at 1:00 p.m., local time. You should allow adequate time for check-in procedures.

4

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds the shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, bank or nominee. You may vote these shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your broker, bank or nominee.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within GlobalOptions Group or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	How are votes counted?

A:	For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	GlobalOptions Group is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

5

Q:	How can I obtain GlobalOptions Group corporate governance information?

A:	The following information is available in print to any stockholder who requests it:

•	Certificate of Incorporation of GlobalOptions Group, as amended

•	By-laws of GlobalOptions Group, as amended (the “By-laws”)

•	The charters of the following committees of the Board: the Audit Committee, the Nominating Committee and the Compensation Committee

•	Code of Business Conduct and Ethics (the “Code of Ethics”)

•	Policy regarding stockholder communications with the Board

Q:	How may I obtain the 2011 Annual Report and other financial information?

A:	A copy of the 2011 Annual Report is enclosed with this Proxy Statement. Stockholders may request another free copy of the 2011 Annual Report and other financial information by contacting the Company at:

GlobalOptions Group, Inc.
415 Madison Avenue
17th Floor
New York, New York 10017

Attention: Corporate Secretary

Alternatively, current and prospective investors can access the 2011 Annual Report at www.cstproxy.com/globaloptionsgroup/2012. We will also furnish any exhibit to the 2011 Annual Report if specifically requested. Our SEC filings are also available free of charge at the SEC’s website, www.sec.gov, and at the Investor Relations; SEC Filings, portion of our website, www.globaloptionsgroup.com.

Q:	What if I have questions for the Company’s transfer agent?

A:	Please contact our transfer agent at the telephone number or address listed below with any questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Telephone: (212) 509-4000
Fax: (212) 509-5150

6

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

GlobalOptions Group, Inc.
415 Madison Avenue
17th Floor
New York, New York 10017
Attention: Corporate Secretary

7

Proposals To Be Voted On

Proposal No. 1: Election of Directors

There are six nominees for election to the Board at the Annual Meeting: Harvey W. Schiller, Ph.D.; Ethan Benovitz, John P. Bujouves; Per-Olof Lööf, John P. Oswald and Daniel Saks. Each of the nominees currently serves as a director.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. Management has no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the votes cast.

The following table and paragraphs set forth information regarding our executive officers and nominees for election to the Board, including the business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors.

Name	Age	Position

Harvey W. Schiller, Ph.D.	72	Chairman of the Board and Chief Executive Officer

Jeffrey O. Nyweide	56	Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary

Ethan Benovitz	43	Director

John P. Bujouves	50	Director and member of the Audit, Compensation and Nominating Committees

Per-Olof Lööf	62	Vice Chairman of the Board and member of the Audit, Compensation and Nominating Committees

John P. Oswald	53	Director and Chairman of the Audit, Compensation and Nominating Committees

Daniel Saks	44	Director

Harvey W. Schiller, Ph.D. has been our Chairman of the Board and Chief Executive Officer since June 2005.  He also serves as the Vice Chairman and President of the Sports, Media, and Entertainment Practice of Diversified Search Odgers Berndtson, one of the top executive search firms in the U.S.  Dr. Schiller had been Chairman of the Board of privately-held GlobalOptions, Inc. since February 2004. Prior to joining GlobalOptions, Dr. Schiller served as Chairman of Assante U.S., a provider of financial and life management products and services, from 2002 to 2004.  Prior to joining Assante, he was Chairman and Chief Executive Officer of YankeeNets from 1999 to 2002.  His previous experience includes President of Turner Sports, Inc., Executive Director and Secretary General of the United States Olympic Committee and Commissioner of the Southeastern Conference.  Prior to joining the United States Olympic Committee, Dr. Schiller served for more than 25 years in the United States Air Force, achieving the rank of Brigadier General.  Dr. Schiller is a former partner in QuanStar Group, a management consulting firm in New York, and a former advisory partner of Millennium Technology Value Partners, L.P.

8

Jeffrey O. Nyweide has been our Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary since June 2005.  Mr. Nyweide had been Chief Financial Officer and Executive Vice President-Corporate Development of privately-held GlobalOptions, Inc. since April 2003.  Mr. Nyweide has been a successful entrepreneur and executive for the past 20 years.  Mr. Nyweide has been a Venture Partner with Millennium Technology Ventures, L.P., a New York-based venture capital firm, since 2001.  From 1987 to 2000, he co-founded and then grew Dataware Technologies, Inc., a software and services company, as Director, President and Chief Operating Officer, and took the company public.  In 1995, he helped found Northern Light Technology LLC.  Mr. Nyweide has significant experience in mergers and acquisitions, finance and operations, as well as with establishing international business in Europe and Asia from prior experience as a founder and managing director of Quantum Management in Greenwich, Connecticut and Munich, Germany.  In this role he worked with European and United States investment banks and corporations developing merger and acquisition strategies as well as strategic alliances.  His previous experience in the services and solutions business also includes sales, marketing and operating experience as an executive with The Service Bureau Company, a subsidiary of Control Data Corporation, in Chicago, Atlanta and Greenwich.

Ethan Benovitz was appointed to the Board in September 2012. Mr. Benovitz has been a managing member of Genesis Capital Advisors LLC, a New York based asset management firm, since 2007. From 2004 to 2007, Mr. Benovitz was a director of DKR Oasis Capital Management LP, a multi-strategy hedge fund. Mr. Benovitz previously was an associate in the corporate finance and investment management groups at Schulte Roth & Zabel LLP. Mr. Benovitz earned a J.D. from Harvard Law School and a B.A. from Yeshiva University.

John P. Bujouves has been a director since June 2005. Mr. Bujouves serves as Chairman of Globacor Capital Inc., a Canadian private equity investment firm that invests and holds interests in a wide range of companies, since 1996. From 2003 to 2010, Mr. Bujouves was the President and a director of Bayshore Asset Management Inc., a provider of asset management services, and from 1999 to 2010 was the Chief Executive Officer of Integris Funds Ltd., a Cayman Islands based mutual fund company. From 1998 to 2010 Mr. Bujouves served as Chairman of J&T Bank and Trust, Inc. (formerly known as Bayshore Bank & Trust Corp.), one of Barbados’ largest private banks. Mr. Bujouves is also a director of Safe Storage Depot, a real-estate development company, Numeric Answers Inc., a corporate accounting firm, DLK on Avenue, a cosmetic medical clinic, and the former Chairman of the Ontario Arthritis Society. Mr. Bujouves’ former experience includes directing CIBC’s International Private Banking group in Canada from 1993 to 1996. Prior to that, in 1990, as Managing Partner for Royal Trust International, Mr. Bujouves worked globally and launched Royal Trust Corporation’s first two international offices located in the United States.

Per-Olof Lööf has been our Vice Chairman of the Board since June 2005. Mr. Lööf had been Vice Chairman of the Board of privately-held GlobalOptions, Inc. since August 2004. Mr. Lööf has been the Chief Executive Officer and a director of Kemet Corporation, a global manufacturer of electronic components/capacitors supplier, since April 2005, and a director of Devcon International Corp., a company with operating divisions in security services, materials and construction, from 2004 to 2009. Prior to joining Kemet, Mr. Lööf was Managing Partner of QuanStar Group from 2003 to 2004. Mr. Lööf has significant experience in acquisition integration efforts through past positions at Sensormatic Electronics Corporation, a manufacturer and provider of electronic article surveillance systems and accessories, where he was President and Chief Executive Officer from 1999 until its acquisition by Tyco International, Ltd. in 2002. Prior to Sensormatic, Mr. Lööf was Senior Vice President at NCR Corporation and Chief Executive Officer of AT&T ISTEL. Mr. Lööf also worked for 12 years at Digital Equipment Corporation as Vice President of Sales and Marketing.

9

John P. Oswald has been a director since January 2008 and has been appointed Chairman of the Audit Committee, the Compensation Committee and the Nominating Committee. Mr. Oswald has been the President and Chief Executive Officer of the Capital Trust Group, an international merchant/investment bank with offices in London, New York, Washington, D.C. and Beirut, since 1993. Mr. Oswald is responsible for the U.S. operations of Capital Trust Group and its worldwide investment banking operations. His responsibilities have included managing a number of private equity funds, both in U.S. and European markets, which have focused on mezzanine and equity investments ranging from approximately $10 million to $100 million in middle market, private and public companies with revenues from $20 billion to $1 billion. Since 1993, Mr. Oswald has also managed an extensive portfolio of U.S. real estate comprised of office/retail space primarily in suburban areas in the U.S. and Europe. The investment banking/advisory function of Capital Trust Group includes advising clients with respect to mergers and acquisitions, financings and dispositions of holdings in the oil and gas, real estate, entertainment, education, construction, media and communications areas. Mr. Oswald has also been responsible for completing numerous public debt offerings and public issuances of stock for the Capital Trust Group’s portfolio companies and clients. From December 1, 2006 to 2009, Mr. Oswald was the President and Chief Executive Officer of Verus International Group, Ltd., an international merchant bank with offices in New York and Barbados. From 1996 to 2005, Mr. Oswald served as a director of Kirkland’s Inc. From 1986 to 1992, Mr. Oswald was a partner in the international law firm of Lord Day & Lord. He began his career as an accountant at Arthur Andersen & Co. and he is a certified public accountant.

Daniel Saks was appointed to the Board in September 2012. Mr. Saks has been a managing member of Genesis Capital Advisors LLC, a New York based asset management firm, since 2007. From 2004 to 2007, Mr. Saks was a director of DKR Oasis Capital Management LP, a multi-strategy hedge fund, where he managed a portfolio of structured debt and equity investments in small cap and micro cap companies. From 1997 to 2003, Mr. Saks was a founder and general partner of WEC Asset Management LLC, a New York based asset manager. Mr. Saks previously was an associate in the corporate finance group at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Saks earned an M.B.A. from New York University’s Leonard N. Stern School of Business and a J.D. from New York University School of Law.

Arrangements or Understandings with Respect to Nominations for Election to the Board

Messrs. Benovitz and Saks were appointed to the Board in accordance with the terms of the Support Agreement, dated March 27, 2012 (the “Genesis Support Agreement”), by and among the Company and Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., and Genesis Asset Opportunity Fund, L.P. (collectively, “Genesis”). The Genesis Support Agreement provides, among other things, that the Company is required to appoint two designees selected by Genesis (the “Genesis Designees”) to serve on the Board as long as Genesis beneficially owns 22% of the Company’s common stock. Eli Dominitz and Kenneth Polinsky were previously appointed to serve on the Board as the Genesis Designees and, upon their resignation, Genesis selected Messrs. Benovitz and Saks to serve on the Board as the new Genesis Designees.

Director and Nominee Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating Committee of the Board has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board.  In general, the Nominating Committee expects directors to have broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value, have sufficient time to carry out their duties and provide insight and practical wisdom based on their past experience. Additionally, we believe that having the highest professional and personal ethics and values, consistent with our longstanding values and standards, is an essential characteristic for our directors.

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A brief discussion of the experiences and skills that led to the conclusion that our nominees should serve as directors is provided below:

•	Harvey W. Schiller, Ph.D. The Board believes that, from his military career and as an executive of numerous entities, Dr. Schiller brings to the Board strong leadership and organizational skills and a deep commitment to integrity and excellence.

•	Ethan Benovitz. The Board believes that Mr. Benovitz’ provides the Board with significant business and financial knowledge, as well as an ability to identify and pursue business opportunities, by virtue of his prior experience as an executive at a private investment company specializing in the analysis of financial transactions.

•	John P. Bujouves. The Board believes that Mr. Bujouves provides the Board with extensive business and finance knowledge earned through his significant experience in banking and his service as a member of the board of directors of numerous entities.

•	Per-Olof Lööf. The Board believes that, as a result of his experiences serving in the role of Chief Executive Officer for multiple companies, Mr. Lööf possesses significant senior management experience and provides the Board with valuable insight on strategic initiatives.

•	John P. Oswald. The Board believes that Mr. Oswald’s in-depth knowledge of numerous industries, international business experience and service on the board of directors of several companies provides the Board with important knowledge and perspective on the evaluation of business opportunities.

•	Daniel Saks. The Board believes that Mr. Saks’ financial and legal experience will provide a valuable perspective that will augment the Board’s ability to analyze and execute proposed transactions of the type with which the Board may be confronted.

Family Relationships

There are no family relationships among our directors and executive officers.

Transactions with Related Persons, Promoters and Certain Control Persons

None

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to its charter, the Audit Committee is responsible for approving all related-party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

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Vote Required

Each nominee receiving an affirmative plurality of the votes cast will be elected to the Board. You may withhold votes from any or all nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of each of its nominees to the Board to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Although this appointment does not require ratification, the Board has directed that the appointment of Marcum LLP be submitted to stockholders for ratification due to the significance of the appointment. If stockholders do not ratify the appointment of Marcum LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Marcum LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. A representative of Marcum LLP is expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement.

Audit Fees. The aggregate fees billed for professional services rendered was $142,000 and $417,215 for the audits of the Company’s annual financial statements for the fiscal years ended December 31, 2011 and 2010, respectively, which services included the cost of the reviews of the condensed consolidated financial statements for the years ended December 31, 2011 and 2010, and other periodic reports for each respective year.

Audit-Related Fees. The aggregate fees billed for professional services categorized as Audit-Related Fees rendered was $0 and $0 for the years ended December 31, 2011 and 2010, respectively.

Tax Fees. For the years ended December 31, 2011 and 2010, the principal accountant billed $177,000 and $102,500, respectively, for tax compliance.

All Other Fees. Other than the services described above, the aggregate fees billed for services rendered by the principal accountant which were $0 and $3,000, respectively, for the fiscal years ended December 31, 2011 and 2010.

Audit Committee Policies and Procedures. The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de-minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which should be nonetheless be approved by the Board prior to the completion of the audit. Each year the independent registered public accounting firm’s retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before the filing of the previous year’s Annual Report on Form 10-K. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, which would not have been known at the beginning of the year.

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Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Marcum LLP has been approved in advance by the Board and none of those engagements made use of the de-minimums exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Thus, abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on November 14, 2012 by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is GlobalOptions Group, Inc., 415 Madison Avenue, 17th Floor, New York, New York 10017. Unless otherwise indicated, the common stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person, and also includes rights to acquire our common stock exercisable within 60 days of November 14, 2012. The stockholders listed in the table have sole voting and investment power with respect to their shares unless indicated otherwise in the footnotes to the table.

	Common Stock
	Beneficially Owned(1)
Name and Address of Beneficial Owner	Shares	%
5% or Greater Stockholders:
Genesis Capital Advisors, LLC(2)	1,708,829	27.6
Artio Global Management LLC(3)	718,026	11.6

Directors and Named Executive Officers:
Harvey W. Schiller, Ph.D(4)	406,143	6.4
Jeffrey O. Nyweide(5)	214,897	3.4
Per-Olof Lööf(6)	44,167	*
John P. Bujouves(7)	59,355	1.0
John P. Oswald(8)	33,491	*
Ethan Benovitz	–	–
Daniel Saks	–	–

All executive officers and directors as a group (7 persons)(9)	758,053	11.7

* Represents holdings of less than 1% of shares outstanding.

(1)	Based upon 6,197,760 shares of our common stock outstanding on November 14, 2012 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of November 14, 2012.

(2)	Based on a Schedule 13D filed by Genesis on April 9, 2012. Represents 1,535,529 shares of common stock held by Genesis Opportunity Fund, L.P. and 173,300 shares of common stock held by Genesis Asset Opportunity Fund, L.P. Genesis Capital Advisors LLC is the investment manager of each of Genesis Opportunity Fund, L.P. and Genesis Asset Opportunity Fund L.P. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman are managing members of Genesis Capital Advisors LLC and share voting and dispositive power over the securities held by Genesis Opportunity Fund, L.P. and Genesis Asset Opportunity Fund L.P. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman disclaim beneficial ownership of such securities. The business address of Genesis Capital Advisors LLC is 1212 Avenue of the Americas, 19th Floor, New York, NY 10036.

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(3)	Based solely on information contained in a report on Schedule 13G/A filed with the SEC on July 13, 2010 by Artio Global Management LLC. The business address of Artio Global Management LLC is 330 Madison Avenue, Suite 12A, New York, NY 10017.

(4)	Consists of 281,143 shares of our common stock and 125,000 shares of our common stock issuable upon exercise of stock options.

(5)	Consists of 139,897 shares of our common stock and 75,000 shares of our common stock issuable upon exercise of stock options.

(6)	Represents 14,360 shares of common stock and 25,000 shares of our common stock issuable upon exercise of stock options held by Mr. Lööf individually, and 4,807 shares of our common stock held by Lööf Holdings, LLC, a limited liability company controlled by Mr. Lööf. Mr. Lööf may be deemed to be the beneficial owner of the shares of our common stock held by Lööf Holdings, LLC.

(7)	Represents 12,250 shares of common stock and 25,000 shares of our common stock issuable upon exercise of stock options held by Mr. Bujouves individually, and 22,105 shares of our common stock held by Globacor Capital Inc., of which Mr. Bujouves is Chairman. Mr. Bujouves may be deemed to be the beneficial owner of the shares of our common stock held by Globacor Capital Inc. Mr. Bujouves disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)	Represents 12,669 shares of our common stock and 10,000 shares of our common stock issuable upon exercise of stock options held by Mr. Oswald individually, and 10,822 shares of our common stock held by Capital Trust Investments Limited, of which Mr. Oswald is a director. Mr. Oswald may be deemed to be the beneficial owner of the shares of our common stock held by Capital Trust Investments Limited. Mr. Oswald disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(9)	Consists of 498,053 shares of our common stock and 260,000 shares of our common stock issuable upon exercise of stock options.

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Corporate Governance

Director Independence

The Board has determined that each of its incumbent directors, except for Dr. Schiller, is independent as defined under the applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”) and the SEC.

Board and Committee Meetings

During the fiscal year ended December 31, 2011, the Board held six meetings. Each of the directors attended at least 90% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees). We have no written policy regarding director attendance at annual meetings of stockholders. All of our then-incumbent directors attended last year’s annual meeting of stockholders.

During the fiscal year ended December 31, 2011, there were four meetings of the Audit Committee, one meeting of the Compensation Committee, and one meeting of the Nominating Committee.

Board Committees

The Board has three standing committees to assist it with its responsibilities. These committees are described below. Each of the committees has a charter accessible at the Investor Relations; Corporate Governance, portion of our website, www.globaloptionsgroup.com.

The Audit Committee, which is comprised solely of directors who satisfy the SEC’s audit committee membership requirements, is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and our independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent registered public accounting firm. It maintains direct responsibility for the compensation, termination and oversight of our independent registered public accounting firm and evaluates its qualifications, performance and independence. The committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. Our Audit Committee is comprised of Messrs. Oswald, Bujouves and Lööf. Mr. Oswald is the Chairman of the committee.

The Board has determined that Mr. Oswald is an audit committee financial expert as defined under the Exchange Act, and is independent as defined under NASDAQ rules with respect to audit committee membership. The Board made a qualitative assessment of Mr. Oswald’s level of knowledge and experience based on a number of factors, including his experience as a certified public accountant for a major accounting firm and financial sophistication from his years managing private investment funds.

The Compensation Committee, which is comprised solely of independent directors, determines all compensation for our Chief Executive Officer; reviews and approves corporate goals relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required. Our Compensation Committee is comprised of Messrs. Oswald, Bujouves and Lööf. Mr. Oswald is the Chairman of the committee.

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The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board performance and reviews Board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. Our Nominating Committee is comprised of Messrs. Oswald, Bujouves and Lööf. Mr. Oswald is the chairman of the committee.

Director Nominations

In fulfilling its responsibilities, the Nominating Committee considers the following factors: (i) the appropriate size of the Board and its committees; (ii) our needs with respect to the particular talents and experience of our directors; (iii) the knowledge, skills and experience of nominees, including the nonprofit sector, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; (iv) experience with accounting rules and practices; (v) applicable regulatory and securities exchange/association requirements; (vi) appreciation of the relationship of our business to the changing needs of society; and (vii) a balance between the benefit of continuity and the desire for a fresh perspective provided by new members. The Nominating Committee’s goal is to assemble a board of directors that brings us a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. The Nominating Committee may also consider such other factors as it may deem to be in the best interests of GlobalOptions Group and its stockholders. However, the Nominating Committee recognizes that, under applicable regulatory requirements, at least one member of the Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules and that at least a majority of the members of the Board must be independent as defined under applicable SEC rules. The Nominating Committee believes that it is preferable that more than one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules and that it appropriate for certain key members of our management to participate as members of the Board.

The Nominating Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. For more information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

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The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, thereby balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board will be polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. Alternative sources may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Board Leadership Structure

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer. In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

At this time, the Board believes that Dr. Schiller, the Company’s Chief Executive Officer, is best situated to serve as Chairman of the Board because he is the director most familiar with the Company and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board also believes that combining the positions of Chairman of the Board and Chief Executive Officer is the most effective leadership structure for the Company at this time, as the combined position enhances Dr. Schiller’s ability to provide insight and direction on strategic initiatives to both management and the Board, facilitating the type of information flow between management and the Board that is necessary for effective governance. Although the Board does not have a Lead Independent Director position, the Board believes that due to the small size of the Board, each director’s knowledge of the Company as a result of his duration of service on the Board, and the fact that each of the directors other than Dr. Schiller is independent, the independent directors are able to provide appropriate independent oversight of management and to hold management accountable.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities. Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

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Code of Business Conduct and Ethics

We have adopted a Code of Ethics applying to all of our directors, officers and employees. The Code of Ethics is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics.

A copy of the Code of Ethics is available at the Investor Relations; Corporate Governance, portion of our website, www.globaloptionsgroup.com. Additional copies of the Code of Ethics may be obtained without charge, from us by writing or calling: 415 Madison Avenue, 17th Floor, New York, New York 10017, Attn: Chief Financial Officer, tel: (212) 445-6261.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

c/o Corporate Secretary

GlobalOptions Group, Inc.

415 Madison Avenue

17th Floor

New York, New York 10017

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary and Chief Financial Officer will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

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Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by GlobalOptions Group regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
GlobalOptions Group, Inc.
415 Madison Avenue
17th Floor
New York, New York 10017

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Audit Committee Report

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2011 with both management and Marcum LLP, the Company’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2011 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Marcum LLP such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE

John P. Oswald (Chairman)
John P. Bujouves
Per-Olof Lööf

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Executive Compensation

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	All Other Compensation ($)		Total ($)
Harvey W. Schiller, Ph.D.	2011	151,000	–		–		–	139,000	(2)	290,000
Chairman and Chief Executive Officer	2010	331,000	150,000	(3)	200,000	(4)	–	2,484,000	(5)	3,165,000

Jeffrey O. Nyweide	2011	375,000	–		–		–	135,000	(6)	510,000
Chief Financial Officer and Executive Vice President	2010	375,000	400,000	(7)	150,000	(4)	–	1,509,000	(8)	2,434,000

(1)	The amounts listed in this column are performance-based compensation and reflect the probable outcome award value at the date of grant in accordance with FASB ASC Topic 718. The stock awards for each of Dr. Schiller and Mr. Nyweide were granted under the terms of a performance bonus program pursuant to the terms outlined by the Compensation Committee of the Board (the “Performance Bonus Plan”) established on December 5, 2006, and as outlined in the Executive Compensation Plan discussed below. The performance measures, as determined by the Compensation Committee, include components for operations and business integration improvements, achieving revenue goals, overall performance of the company’s stock price and incorporates contractual performance deemed earned on July 16, 2010 upon the sale of our Preparedness Services business unit (“Preparedness Services”) on April 30, 2010.

Summary of Awards. On December 5, 2006, the Compensation Committee awarded to each of Dr. Schiller and Mr. Nyweide performance based awards covering performance for the period January 6, 2006 through December 31, 2009, under which they could earn vested shares of our Company stock. In April, 2008, these awards were modified, on August 13, 2009 were extended to the year 2010 and on January 31, 2010, extended to the year 2011.

Seeding of Restricted Shares Under the Plan. In order to seed shares of non-vested restricted stock under the Performance Bonus Plan, on December 19, 2006, Dr. Schiller and Mr. Nyweide were granted 100,000 shares and 75,000 shares and on July 24, 2008 were granted 250,000 and 187,500 shares of restricted stock, respectively, under the original 2006 Long Term Incentive Plan which was subject to vesting upon the achievement of performance criteria. As of December 31, 2011 and 2010, there remained no unvested shares.

Vesting Of Shares from Inception of Plan. (a) On December 12, 2007, our Compensation Committee determined that 6,250 shares and 4,687 shares of restricted stock, valued on date of grant at $78,000 and $58,000, held by Dr. Schiller and Mr. Nyweide, respectively, effective on January 1, 2008, were no longer subject to forfeiture. (b) Effective on August 15, 2008, our Compensation Committee determined that 25,000 shares and 18,500 shares of restricted stock, valued on date of grant at $163,000 and $122,000, held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture. (c) Effective on December 14, 2009, our Compensation Committee determined that 50,000 shares and 37,500 shares of restricted stock, valued on date of grant at $107,000 and $80,000, held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture. (d) Effective on July 15, 2010, in connection with the sale of Preparedness Services, our Compensation Committee determined that 268,750 shares and 201,813 shares of restricted stock, valued on date of grant at $765,000 and $574,000, held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture.

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(2)	Amount includes cash payments of $126,000 for the rental of an apartment in New York City and $13,000 for the reimbursement of professional fees and payments toward travel to and from Dr. Schiller’s home.

(3)	Amount represents a cash bonus earned in recognition for services provided in the year 2010 and paid on December 15, 2010.

(4)	On January 31, 2010, pursuant to the renewal terms of their respective agreements, the Compensation Committee extended the eligibility period to January 31, 2012 for the performance awards available to be earned by Dr. Schiller and Mr. Nyweide under the Performance Bonus Plan, resulting in a new award effective on January 31, 2010. Pursuant to the terms of the Performance Bonus Plan, we have estimated the probable values at January 31, 2009 of those modifications to be $200,000 and $150,000, respectively. Incorporated into this award was the continuation of uncapped performance measures. Accordingly, the effective limitation for this award on the date of the award would have been 839,245 and 628,687 shares valued at $1,174,000 and $880,000 for Dr. Schiller and Mr. Nyweide respectively, representing the remaining shares that would have been available under the original 2006 Long-Term Incentive Plan as of the date of this award.

(5)	Amount represents cash awards paid and accrued and stock-based awards vested in connection with the occurrence of a “change of control” as defined in the employment agreements of Dr. Schiller, which the Compensation Committee of the Board determined resulted upon the completion of the sale of Preparedness Services, including: (a) the probable grant date value of $233,000 for restricted stock awards deemed earned by Dr. Schiller upon the sale of Preparedness Services and not paid in cash in lieu of shares and not otherwise included in the “stock awards” column in this table. (b) the target cash bonus award for the year 2010 that was deemed to be earned. (Out of the amount of the 2010 cash bonus award that was deemed earned through the date of the sale of Preparedness Services, $269,863 was paid on August 13, 2010, and the remaining $230,137 was paid on March 16, 2011), and (c) $1,684,932 was paid into a “rabbi trust” on August 20, 2010 and disbursed to Dr. Schiller on July 16, 2011, representing: (i) salary that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) the target cash bonus for the period January 1, 2011 through January 31, 2012; and (iii) cash in lieu of additional shares of stock, for the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Dr. Schiller.

Amount also includes cash payments of $53,000 for the rental of an apartment in New York City and $7,000 for the reimbursement of professional fees and payments toward travel to and from Dr. Schiller’s home.

(6)	Amount includes payments of a housing allowance of $108,000 for the rental of an apartment in New York City, $10,000 related to a 401(k), reimbursement of professional fees of $13,000 and $3,000 for the reimbursement of parking fees.

(7)	Amount represents bonus of $150,000 earned in connection with the sale of Preparedness Services and paid $75,000 on August 11, 2010 and $75,000 on October 15, 2010, and bonus of $250,000 earned in connection with the sale of Bode of which $125,000 was paid on December 10, 2010 and $125,000 was paid on or about January 5, 2012.

(8)	Amount represents cash awards paid and accrued and stock-based awards vested in connection with the occurrence of a “change of control” as defined in the employment agreements of Mr. Nyweide, which the Compensation Committee of the Board determined resulted upon the completion of the sale of Preparedness Services, including: (a) the probable grant date value of $175,000 for restricted stock awards deemed earned by Mr. Nyweide upon the sale of Preparedness Services and not paid in cash in lieu of shares and not otherwise included in the “stock awards” column in this table. (b) the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the date of the sale of Preparedness, $202,399 was paid on August 13, 2010, and the remaining $172,603 was paid in March 2011. (c) $821,474 was paid into a “rabbi trust” on August 20, 2010 and was disbursed to Mr. Nyweide on July 31, 2012, representing: (i) salary that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) the target cash bonus for the period January 1, 2011 through January 31, 2012; and (iii) cash in lieu of additional shares of stock, for the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Mr. Nyweide.

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Amount also includes payments of a housing allowance of $108,000 for the rental of an apartment in New York City, parking, life insurance, 401(k) and professional fees of $10,000.

Employment Agreements and Arrangements; Potential Payments Upon Termination or Change in Control

Harvey W. Schiller, Ph.D.

We entered into a three-year employment agreement with Dr. Schiller, our Chairman and Chief Executive Officer, in January 2004. The agreement was initially amended on December 19, 2006 to extend the term through January 31, 2010; subsequently on August 13, 2009 the term was extended through January 31, 2011 and on January 31, 2010 pursuant to its terms was extended to January 31, 2012. Effective May 11, 2010, we again modified our employment agreement with Dr. Schiller to induce him to remain with the Company in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee of the Board determined would result from the completion of the sale of Preparedness Services. On December 14, 2010 we further modified our agreement with Dr. Schiller, principally, to extend the term of Dr. Schiller’s employment with us through April 30, 2012. On December 12, 2011 the term of Dr. Schiller’s agreement was extended to July 31, 2012. Pursuant to the terms of the modified employment agreement, Dr. Schiller continues to have the right to terminate his employment agreement if a “change of control” event occurs prior to the end of the term of his employment agreement. A change of control event could occur if more than fifty percent of the combined voting power of the outstanding securities of the Company changes from the present stockholders.

The sale of Preparedness Services was completed on July 16, 2010. As a result of this sale, our employment agreement with Dr. Schiller, as modified (the “Schiller Employment Agreement”), provides that Dr. Schiller will continue to serve as our Chairman and Chief Executive Officer through April 30, 2012, and devote the necessary working time and efforts, but less than substantial working time and efforts, to the business of GlobalOptions Group. The Schiller Employment Agreement provides for a base salary of $180,000 per annum, plus certain living expenses through December 31, 2010 and then reduced to $150,000 per annum for the duration of the term. In addition to his base salary, in December 2010, Dr. Schiller was awarded a cash bonus of $150,000 and Dr. Schiller became eligible for a discretionary cash bonus on or before the end of the term. Following the completion of the term of the Schiller Employment Agreement, we will have the option to continue to employ Dr. Schiller on a month-to-month basis for $20,000 per month.

Additionally, pursuant to the terms of the Schiller Employment Agreement, upon the sale of Preparedness Services, 268,750 shares of restricted stock granted under the Performance Bonus Plan and 31,912 restricted stock units (“RSUs”) held by Dr. Schiller became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the date of the sale of Preparedness Services, $269,863 was paid on August 13, 2010, and the remaining $230,137 was paid in March 2011. In addition, $1,684,932 was paid into a “rabbi trust” on August 20, 2010 representing: (i) salary that would have been earned by Dr. Schiller for the period August 1, 2010 through January 31, 2012; (ii) the target cash bonus for the period January 1, 2011 through January 31, 2012; and (iii) cash in lieu of additional shares of stock, for the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Dr. Schiller.

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Pursuant to the terms of Dr. Schiller’s employment agreement, all amounts held in rabbi trust were to be paid to Dr. Schiller six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Dr. Schiller works part-time). The Compensation Committee has determined that December 31, 2010 was the date of such separation of service for purposes of Section 409A of the Internal Revenue Code, and the $1,684,932 held in rabbi trust was disbursed to Dr. Schiller on July 6, 2011.

Dr. Schiller elected to have 113,650 shares, valued at $225,027, withheld in satisfaction of his tax obligation related to the vesting of the restricted stock and RSUs in connection with the sale of Preparedness Services.

On March 26, 2012, the Company entered into an amendment (the “Schiller Amendment”) to Dr. Schiller’s employment agreement. Pursuant to the Schiller Amendment, the expiration date of Dr. Schiller’s employment with the Company was extended from July 31, 2012 to December 31, 2012. The Schiller Amendment further provides that Dr. Schiller’s base salary shall be increased from $150,000 per annum to $180,000 per annum; and provides that, as an inducement to Dr. Schiller to enter into the Schiller Amendment, the Company granted to Dr. Schiller an option to purchase 125,000 shares of common stock at an exercise price of $3.05 per share that vested on September 26, 2012. The Schiller Amendment further provides that, should the Company merge or acquire an operating company before the expiration date of Dr. Schiller’s employment with the Company, the Company shall pay to Dr. Schiller as severance a sum equal to 12 months of his part-time base salary ($15,000 per month) plus all benefits and cash payments accruing throughout those 12 months in a lump sum within 30 days of the date on which Dr. Schiller’s employment with the Company is terminated. The Schiller Amendment further provides that the Company shall pay to Dr. Schiller certain professional fees for personal accounting and legal fees relating to the preparation and execution of the Schiller Amendment.

Jeffrey O. Nyweide

Effective as of August 1, 2007, Mr. Nyweide and ourselves terminated his consulting agreement and entered into an employment agreement providing for Mr. Nyweide’s service as our Chief Financial Officer, Executive Vice President—Corporate Development, Treasurer and Secretary, reporting to the Chairman of the Board. The employment agreement, which had an initial term through January 31, 2010, was amended on August 13, 2009 to extend its term through January 31, 2011, and pursuant to its terms, on January 31, 2010, was further extended to January 31, 2012. Effective May 11, 2010, we again modified our employment agreement with Mr. Nyweide to induce him to remain with the Company in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee determined would result from the sale of Preparedness Services. On December 14, 2010, we further modified our agreement with Mr. Nyweide to extend the term of his employment agreement to July 31, 2012. Pursuant to the terms of the modified employment agreement, Mr. Nyweide continues to have the right to terminate his employment agreement if a “change of control” event occurs prior to the end of the term of his employment agreement. A change of control event could occur if more than fifty percent of the combined voting power of the outstanding securities of the Company changes from the present stockholders.

The sale of Preparedness Services was completed on July 16, 2010. As a result of this sale, our employment agreement with Mr. Nyweide, as modified (the “Nyweide Employment Agreement”), provides that Mr. Nyweide will continue to serve as its Chief Financial Officer and Executive Vice President through July 31, 2012. Mr. Nyweide will receive a base salary of $375,000 per annum for the first eighteen month period of such term and a reduced base salary of $180,000 per annum for the remaining six months, during which period Mr. Nyweide’s responsibilities are intended to be reduced. In addition to his base salary, Mr. Nyweide earned a performance bonus of $150,000 in connection with the sale of Preparedness Services ($75,000 paid on August 11, 2010 and the remainder paid on October 15, 2010), on November 30, 2010, Mr. Nyweide earned a performance bonus of $250,000 in connection with the sale of Bode ($125,000 paid on December 10, 2010 and the remainder paid on January 5, 2012). Following the completion of the term of the Nyweide Employment Agreement, will have the option to continue to employ Mr. Nyweide on a month-to-month basis for $20,000 per month.

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Additionally, pursuant to the terms of the Nyweide Employment Agreement, upon the sale of Preparedness Services, 201,813 shares of restricted stock granted under the Performance Bonus Plan and 14,093 RSUs held by Mr. Nyweide became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the sale of Preparedness Services, $202,397 was paid on August 13, 2010, and the remaining $172,603 will be paid in March 2011. In addition, $821,474 was paid into a “rabbi trust” on August 23, 2010 and will be disbursed to Mr. Nyweide six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Mr. Nyweide works part-time), representing: (i) 50% of the salary and 100% of benefits, including a housing allowance, that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) 50% of the target cash bonus for the period January 1, 2011 through January 31, 2012 ; and (iii) cash in lieu of additional shares of stock for 50% of the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Mr. Nyweide. The Compensation Committee has determined that January 31, 2012 is the date of such separation of service for purposes of Section 409A of the Internal Revenue Code, and the $821,474 was disbursed to Mr. Nyweide on July 31, 2012.

Mr. Nyweide elected to have 72,977 shares, valued at $144,494, withheld in satisfaction of his tax obligations in connection with the vesting of the restricted stock and RSUs in connection with the sale of Preparedness Services.

On March 26, 2012, the Company entered into an amendment (the “Nyweide Amendment”) to Mr. Nyweide’s employment agreement. Pursuant to the Nyweide Amendment, the expiration date of Mr. Nyweide’s employment with the Company shall be extended from July 31, 2012 to December 31, 2012, The Nyweide Amendment further provides that, as of March 1, 2012, the Company shall pay to Mr. Nyweide a full time base salary of $31,250 per month. If the Company elects to extend the term of Mr. Nyweide’s employment beyond December 31, 2012, the Company shall pay to Mr. Nyweide a part time base salary of $20,000 per month. The Nyweide Amendment provides that, as an inducement to Mr. Nyweide to enter into the Nyweide Amendment, The Company granted Mr. Nyweide an option to purchase 75,000 shares of common stock at an exercise price of $3.05 with a five year term that vested on September 26, 2012. If Mr. Nyweide’s employment with the Company is terminated without cause prior to the vesting period, all options shall vest upon the termination date. The Nyweide Amendment further provides that, should the Company merge or acquire an operating company before the expiration date of Mr. Nyweide’s employment with the Company, the Company shall pay to Mr. Nyweide as severance a sum equal to 12 months of his part-time base salary ($15,000 per month) plus all benefits and cash payments accruing throughout those 12 months in a lump sum within 30 days of the date on which Mr. Nyweide’s employment with the Company is terminated (the “Nyweide Severance Payment”). The Nyweide Amendment further provides that the Severance Payment shall be reduced by an amount equal to $15,000 times the number of completed months worked by Mr. Nyweide from March 1, 2012 to the date of termination due to acquisition or merger. The Nyweide Amendment further provides that the Company shall pay to Mr. Nyweide certain professional fees for personal accounting and legal fees relating to the preparation and execution of the Modification.

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Benefit Plans

Amended and Restated 2006 Long-Term Incentive Plan

Our 2006 Long-Term Incentive Plan was originally adopted on December 5, 2006. On July 24, 2008, our stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”), which became effective immediately following its approval and replaced the original 2006 Long-Term Incentive Plan.

The Incentive Plan provides for the issuance of up to 3,000,000 shares of our common stock, increased from 1,500,000 under the original 2006 Long-Term Incentive Plan. As of November 14, 2012 there are options to purchase 260,000 shares of our common stock and 0 shares of common stock underlying restricted stock units outstanding under this plan.  The Compensation Committee has the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 625,000 shares of our common stock to any individual during any calendar year, increased from 312,500 under the original 2006 Long-Term Incentive Plan.  As of November 14, 2012, 1,347,342 shares remain eligible to be issued under the Incentive Plan.

The Incentive Plan is administered by the Compensation Committee, or in the absence of the Compensation Committee, the entire Board. The Compensation Committee has sole authority to interpret the Incentive Plan and set the terms of all awards, including, without limitation, determining the performance goals associated with performance-based awards, determining the recipients of awards, determining the types of awards to be granted, and the making policies and procedures relating to administration of the Incentive Plan.

The purpose of the Incentive Plan is to allow us to continue to provide incentives to such participants who are responsible for our success and growth, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, link incentives with increases in stockholder value and to further align participants’ interests with those of other stockholders. In general, the Incentive Plan empowers us to grant stock options and stock appreciation rights, and performance-based cash and stock and other equity based awards, including restricted stock and restricted stock units. The Incentive Plan will also continue to allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code, thereby preserving our ability to receive tax deductions for the awards.

The Incentive Plan may be amended, suspended or terminated by the Board, except that (a) no amendment shall be made that would impair the rights of any participant under any award theretofore granted without the participant’s consent, and (b) no amendment shall be made which, without the adoption of our stockholders, would (i) materially increase the number of shares that may be issued under the Incentive Plan, except as the Compensation Committee may appropriately make adjustments; (ii) materially increase the benefits accruing to the participants under the Incentive Plan; (iii) materially modify the requirements as to eligibility for participation in the Incentive Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value (as defined under the Incentive Plan) per share of common stock on the date of grant thereof; or (v) extend the term of any option beyond ten years.

No award may be granted under the Incentive Plan after the tenth anniversary of the Incentive Plan’s effective date, December 5, 2006.

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Amended and Restated 2006 Employee Stock Purchase Plan

Our 2006 Stock Purchase Plan was originally adopted on December 5, 2006. On July 24, 2008, our stockholders approved the Amended and Restated 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which became effective immediately following its approval and replaced the original 2006 Employee Stock Purchase Plan.

The Stock Purchase Plan permits eligible employees to automatically purchase at the end of each month at a discounted price, a certain number of shares of our common stock by having the effective purchase price of such shares withheld from their base pay. The Stock Purchase Plan provides for the issuance of up to 2,000,000 shares of our common stock, increased from 250,000 under the original 2006 Employee Stock Purchase Plan. As of November 14, 2012, 1,877,612 shares remain eligible to be issued under the Stock Purchase Plan.

The Stock Purchase Plan is administered by the Compensation Committee. Pursuant to the terms of the Stock Purchase Plan, the Compensation Committee has the authority to make rules and regulations for the administration of the Stock Purchase Plan.

The purpose of the Stock Purchase Plan is to encourage eligible employees to acquire or increase their proprietary interests in our company through the purchase of shares of our common stock, thereby creating a greater community of interest between our stockholders and our employees.

The Stock Purchase Plan may be amended or terminated by the Board, provided that, without stockholder approval, no such amendment may (a) increase the maximum number of shares that may be issued under the Stock Purchase Plan, (b) amend the requirements as to the class of employees eligible to purchase stock under the Stock Purchase Plan, or (c) permit the members of the Compensation Committee to purchase stock under the Stock Purchase Plan. No termination, modification, or amendment of the Stock Purchase Plan may adversely affect the rights of an employee with respect to an option previously granted to him or her under such option without his or her written consent.

Unless the Stock Purchase Plan is previously terminated by the Board, no additional stock will be available for purchase under the Stock Purchase Plan at the earlier of (a) October 17, 2016, or (b) the point in time when no shares of stock appropriately reserved for issuance are available.

Outstanding Equity Awards at Fiscal Year-End

There are no unexercised options, stock that has not vested, or equity incentive plan awards for the named executive officers as of December 31, 2011. However, on March 26, 2012, the Company granted to each of Dr. Schiller and Mr. Nyweide options to purchase 125,000 shares of common stock and 75,000 shares of common stock, respectively. The options granted to each of Dr. Schiller and Mr. Nyweide vest six months after the grant date, provided that if either is terminated without cause prior to such period, all such options held by him will vest immediately.

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Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each of our Directors who is not a named executive officer and who served on our Board during the fiscal year ended December 31, 2011:

Name	Fees Earned ($)	Total ($)
Per-Olof Lööf	46,000	46,000
John Bujouves	46,000	46,000
John P. Oswald	76,000	76,000
John D. Chapman(1)	36,000	36,000

(1)	Resigned from the Board of Directors effective April 2, 2012.

2011 Director’s Plan

A compensation plan for the Board is in place for 2011. Under the Directors’ Plan, each non-employee member of the Board is entitled to receive cash compensation consisting of an annual cash retainer of $20,000, a fee of $2,500 for attending each Board meeting, $2,500 for attending each committee meeting, and a fee of $500 for participating via telephone at each board and committee meeting (the committee chair receives a supplemental fee).

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Stockholder Proposals

Proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) must be received by the Company by no later than July 19, 2013, for inclusion in our proxy statement and form of proxy relating to the 2013 Annual Meeting.

Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2013 Annual Meeting, if the Company does not have notice of a stockholder proposal on or before October 2, 2013, the Company will be permitted to use its discretionary voting authority as outlined above.

The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting and the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by the Company. Any notice to the Secretary must include: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and any additional information reasonably requested by the Board; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) all information relating to such stockholder and such beneficial owner that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, and (iv) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the By-laws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

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The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and the cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company’s common stock, Continental Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. The Company will reimburse such persons for their reasonable expenses.

Annual Report

The 2011 Annual Report is being sent with this Proxy Statement to each stockholder and is available at www.cstproxy.com/globaloptionsgroup/2012. The 2011 Annual Report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2011. The 2011 Annual Report, however, is not to be regarded as part of the proxy soliciting material.

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9428 GlobalOptions_01 11/13/12 5:22 PM Page 1

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

FOR all nominees listed below (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Nominee names:

01 Harvey W. Schiller, Ph.D. 03 John P. Bujouves 05 John P. Oswald
02 Ethan Benovitz 04 Per-Olof Lööf 06 Daniel Saks

(Instruction: To withhold authority to vote for one or more than one individual nominee, write that nominee's name(s) in the space provided below.)

____

FOR	AGAINST	ABSTAIN
☐	☐	☐

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:______________________ DATE:________ TIME:______

Registered Quantity ____________ Broker Quantity ____________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2012.**

(Please date this proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint heirs should sign.)

Please mark, sign, date and mail the Proxy promptly.

9428 GlobalOptions_01 11/13/12 5:22 PM Page 2

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY PROXY

GLOBALOPTIONS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBALOPTIONS GROUP, INC.
NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, December 13, 2012

The undersigned stockholder of GlobalOptions Group, Inc. (the "Company"), hereby appoints Harvey W. Schiller and Jeffrey O. Nyweide, or any of them, voting singly in the absence of others, as his/her/its attorney(s) and proxy(s), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of common stock that the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of the Company to be held on Thursday, December 13, 2012 at 1:00 p.m., local time, or at any adjournment or adjournments thereof, in accordance with the instructions provided herewith. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)